STEVENSON & COMPANY CPAS LLC A PCAOB Registered Accounting Firm	12421 N Florida Ave. Suite.113 Tampa, FL 33612 {813)443-0619

Consent of Independent Registered Public Accounting Firm

Board of Directors and Audit Committee of

PC Mobile Media Corp.

We consent to the inclusion in this amended Form S-1 of our audit report dated January 7, 2016, relative to the financial statements of PC Mobile Media Corp. as of September 30, 2015.

We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in such Registration Statement.

/s/ Stevenson & Company CPAS LLC

Stevenson & Company CPAS LLC

Tampa, Florida

January 16, 2016

AICPA Member